                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                       -----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported): May 9, 2002

                           HANOVER COMPRESSOR COMPANY

               (Exact Name of Registrant as Specified in Charter)

         Delaware                         1-13071                 76-0625124
(State or Other Jurisdiction         (Commission File           (IRS Employer
     of Incorporation)                    Number)            Identification No.)

             12001 North Houston Rosslyn                            77086
               Houston, Texas 77086                              (Zip Code)
      (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (281) 447-8787
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Item 5. Other Events.

See the following press release:

Hanover Compressor Schedules First Quarter 2002 Earnings Conference Call for 10:00 a.m. ET, Monday, May 13

HOUSTON--May 9, 2002--Hanover Compressor Company (NYSE: HC - news), a leading provider of outsourced natural gas compression services, today announced that the company would release first quarter 2002 earnings before the market opens on Monday, May 13.

The Company will host a conference call at 10 a.m. ET, Monday, May 13, to discuss its financial results. To access the call, participants should dial 719-867-0640 ten minutes before the scheduled start time. For those unable to participate, a replay will be available from 1:30 p.m. ET on Monday, May 13, until midnight on Sunday, May 19. To listen to the replay, please dial 719-457-0820, access code 771837.

About Hanover Compressor

Hanover Compressor Company (www.hanover-co.com) is the global market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gas handling applications. Hanover provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, Hanover's customers include premier independent and major producers and distributors throughout the Western Hemisphere.

--------------
Contact:

     Hanover Compressor Company
     Mr. John Jackson, 281/447-8787
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HANOVER COMPRESSOR COMPANY

Date:  May 9,  2002                 By: /s/ Michael J. McGhan
                                    -----------------------------------

                                    Michael J. McGhan
                                    President and Chief Executive Officer